Exhibit 99.1

NEWS RELEASE

CONTACTS:	César García Chairman and Chief Executive Officer IRIS International, Inc. 818-527-7000 -or- Ron Stabiner, The Wall Street Group, Inc. 212-888-4848

FOR IMMEDIATE RELEASE:

IRIS INTERNATIONAL TO ACQUIRE CLIA CERTIFIED LABORATORY

Strategic acquisition of oncology-focused molecular diagnostics laboratory will provide IRIS entry to high value molecular pathology testing and accelerate commercialization of NADiA® platform

CHATSWORTH, Calif., July 27, 2010 — IRIS International, Inc. (NasdaqGM: IRIS), a leading manufacturer of automated in-vitro diagnostics systems and consumables for use in hospitals and commercial laboratories worldwide, announced today that it has signed a definitive agreement to acquire AlliedPath, Inc., a private, early stage high complexity, CLIA-certified laboratory focused on oncology and molecular diagnostics for $4.7 million in cash, with an additional earn-out up to $1.3 million subject to the achievement of specific sales and earnings targets over the next three years. The acquisition, which is subject to customary closing conditions, is expected to close on or before July 30, 2010.

“This is a very strategic acquisition for IRIS as it provides us with a state-of–the-art high complexity CLIA-certified molecular pathology laboratory offering differentiated, high value molecular diagnostic services in the rapidly growing field of personalized medicine,” stated Cesar Garcia, Chairman and CEO of IRIS International. “Furthermore, the acquisition provides a direct commercial channel for accelerating our NADiA® ultra-sensitive nucleic acid detection immunoassay platform, beginning with NADiA ProsVue™, a prostate cancer prognostic test designed to identify patients at low risk of cancer recurrence post-radical prostatectomy, which is pending FDA clearance,” he added.

The acquisition of the 10,000 square foot CLIA (Clinical Laboratory Improvement Act)-certified laboratory will provide IRIS more control over the commercialization of ProsVue™, including sales, marketing and communications programs and value-based pricing strategies. In addition, IRIS believes the laboratory will accelerate the development efforts of NADiA’s current pipeline and enable direct access to the clinical end-users. The acquisition is expected to be dilutive in 2010 and 2011. In 2010, IRIS anticipates $0.09 – $0.11 dilution per share.

Founded in 2008, San Diego-based AlliedPath received its CLIA license in 2009 to focus on oncology molecular diagnostic testing, which is the analysis of DNA, RNA, and proteins, derived from a patient’s tissue or fluid samples. The laboratory’s primary customer targets include anatomic pathology groups, hospitals and regional and community laboratories, many of which are unable to integrate molecular diagnostics into their test menu as they lack the required technical expertise, high capital outlay for equipment, and sufficient test volume necessary to justify their investment in this high complexity test modality. As a result, the majority of these laboratories in the US do not offer molecular diagnostic services. IRIS plans to expand the CLIA laboratory’s test menu to complement NADiA ProsVue, as well as to provide a broader menu of diagnostic panels useful for the diagnosis, disease characterization, treatment and monitoring of cancer. The laboratory currently offers molecular mutation testing for solid tumors, including lung and colorectal cancer and is expected to add breast cancer by the end of the year. In addition, IRIS is planning to add flow cytometry for detection and monitoring of leukemia and lymphoma and will add FISH testing to augment the laboratory’s test menu.

“While early stage, we believe this is a very sound business decision representing a valuable high growth opportunity. Industry sources indicate that the US market for personalized medicine for esoteric laboratory services and tests sales is expected to grow to $21 billion annually in 2015, from $11 billion in 2009,” Mr. Garcia said.

Following the acquisition, Vance (Randy) White, Ph.D., will be appointed Corporate Vice President of IRIS International and President of the new IRIS Laboratory Division. Co-founders Philip J. Ginsburg, M.D., CEO of AlliedPath and Robin Vedova, President, will join IRIS as well, as Corporate Vice President and Chief Medical Officer of IRIS International and Vice President of Administration of the laboratory division, respectively.

“I’m delighted to join the IRIS management team,” stated Dr. White. “I’ve spent my life in the clinical laboratory and molecular diagnostics industry, and witnessed the transformational impact that molecular testing has made in the detection, diagnosis and treatment of disease. Now, after consulting with IRIS for the past year and seeing the impact ProsVue, the first NADiA test can make, it will be exciting to help bring this valuable diagnostic test to market.”

Dr. White is a highly seasoned executive with more than 40 years of clinical laboratory and molecular diagnostics experience having held senior management and board positions with numerous public and private companies His previous laboratory management positions include Executive Vice President Operations and R&D for American Medical Laboratories, Inc., where he helped grow revenue to $310 million from $72 million in four years, and assisted in the sale of the Company to Quest Diagnostics (NYSE: DGX) in 2000, and Senior Vice President of Operations for National Health Laboratories, Inc., a NYSE listed $850 million clinical laboratory chain operating in all 50 states. In addition, Dr. White held the position of Chief Executive Officer with several molecular diagnostic companies including Nanogen, Inc., from 2000 to 2002, Xenomics, Inc., from 2004 to 2006, and most recently Adnavance Technologies, Inc., from 2007 to 2010.

“We are very excited about the strengths and synergies arising from this acquisition,” stated Dr. Ginsburg. “With IRIS, we will have the financial, marketing and technical resources necessary to grow the business at an accelerated rate. In addition, the laboratory will have access to innovative proprietary new tests such as NADiA ProsVue to provide further differentiation in the marketplace. The increasing number of new cancer cases and associated high mortality rates clearly highlights the pressing need to develop and implement new and improved ways to diagnose and treat these deadly diseases.”

Dr. Ginsburg has more than 20 years of commercial medical laboratory experience. He was a principal at Lancet Laboratories, a large national laboratory in South Africa. After moving to the USA, Dr. Ginsburg became a Medical Director at Quest Diagnostics laboratory and consulted for many companies in the pharmaceutical and biotechnology industry, while developing a large network within the medical laboratory and pharmaceutical industries globally. He later held the position of Senior Medical Director at Gen-Probe Incorporated, where he provided clinical and strategic leadership for the development and commercialization of the company’s molecular diagnostic test for prostate cancer.

About IRIS International, Inc.

IRIS International is a leading global in vitro diagnostics company focused on products that analyze particles and living cell forms and structures, or morphology of a variety of body fluids. The Company’s products leverage its strengths in flow imaging technology, particle recognition and automation to bring efficiency to hospital and commercial laboratories. The initial applications for its technology have been in the urinalysis market and the Company is the leading worldwide provider of automated urine microscopy and chemistry systems, with an installed base of more than 2,800 systems in more than 50 countries. The Company is expanding its core imaging and morphology expertise into related markets and is developing applications in hematology and urinary tract infections. In addition, the Company is developing molecular diagnostic tests based on its Nucleic Acid Detection Immunoassay, or NADiA®, platform, with applications in oncology and infectious disease. For more information visit www.proiris.com.

About AlliedPath, Inc.

AlliedPath, Inc. is a high complexity CLIA-licensed laboratory offering a menu of high quality, solid tumor specific tests. AlliedPath partners with regional hospital and reference laboratories to provide test results which are combined with expert pathology analysis into an easy to interpret patient report for the oncologist. The laboratory was founded in 2008 and is located in San Diego.

SAFE HARBOR PROVISION

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those regarding the Company’s pending acquisition of Allied Path, Inc. and the anticipated reach, capabilities and opportunities for the Company’s new IRIS Laboratory Division, future services, expected benefits to customers, market opportunities, expected customer base, expected benefits for commercializing the NADiA platform, and the anticipated closing of the transaction. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These statements are based on certain assumptions and reflect our current expectations. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the new IRIS Laboratory Division’s services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact IRIS’s business, some of which are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, the Company’s operating results could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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